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EXHIBIT 1

                             JOINT FILING AGREEMENT

The undersigned agree that the amendment to the statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them pursuant to Rule 13d-1(k).

May 19, 1999


                                           Gregory M. Shepard
                                           /s/ Gregory M. Shepard
                                           ------------------------------------




                                           American Union Financial Corporation
                                           /s/ Gregory M. Shepard
                                           ------------------------------------
                                           By:  Gregory M. Shepard
                                           Its: President